United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2025

SOLIDION TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41323	87-1993879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13344 Noel Road, Suite 1100

Dallas, TX 75240

(Address of principal executive offices, including zip code)

(972) 918-5120

Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STI	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Solidion Technology, Inc. (the “Company”) appointed Dr. Bor Jang and Dr. Songhai Chai as Chief Science Officer and Chief Technology Officer, respectively, in connection with the closing of its business combination on February 2, 2024 (the “Closing Date”), with a goal of entering into employment agreements with each of them as soon as practicable following the Closing Date. Since the Closing Date, Dr. Jang has also served as Executive Chairman of the Board of Directors of the Company (the “Board”).

On February 10, 2025 (the “Signing Date”), the Company entered into employment agreements with each of Dr. Jang (the “Jang Employment Agreement”) and Dr. Chai (the “Chai Employment Agreement” and, together with the Jang Employment Agreement, the “Employment Agreements”). The Compensation Committee of the Board (the “Compensation Committee”), which is made up entirely of independent directors in accordance with Nasdaq listing rules, approved the Company’s entry into the Employment Agreements.

The Jang Employment Agreement provides for a starting annual base salary of $200,900 and an annual incentive opportunity discretionary bonus with a target set at 40% of base salary, and such bonus may be paid in cash, shares of stock, or a combination, although at least twenty-five percent must be paid in cash. Under the Jang Employment Agreement, the parties acknowledge that Dr. Jang, with the Company’s consent, is employed in an executive capacity by Global Graphene Group, Inc. (“G3”) and also serves on G3’s board of directors. Dr. Jang represents and warrants that he will devote approximately seventy percent (70%) of his business time and efforts to the performance of duties assigned to him under the Jang Employment Agreement. Dr. Jang agrees he will not engage in any other paid work, other than his simultaneous employment by G3, unless he notifies the Board or its designee in advance of his intent to engage in other paid work and receives the express written consent of the Board or its designee to do so. G3 beneficially owns approximately 51.4% of the outstanding shares of common stock of the Company as of the date of this Current Report.

The Chai Employment Agreement provides for a starting annual base salary of $225,000 and an annual incentive opportunity discretionary bonus with a target set at 40% of base salary, and such bonus may be paid in cash, shares of stock, or a combination, although at least twenty-five percent must be paid in cash.

The Employment Agreements provide for an initial term of two years commencing on the Closing Date, subject to annual renewal for additional, successive one-year terms. The Employment Agreements provide for a one-time transition bonus to Dr. Jang and Dr. Chai in the amount of $63,935.89 and $99,041.10, respectively, less applicable withholdings and deductions, paid in a lump sum on the Signing Date.

The Employment Agreements generally provide for (i) the initial one-time grants to Dr. Jang and Dr. Chai of at-the-money warrants to purchase at least 400,000 and 200,000, respectively, shares of the Company’s common stock with an expiration on the fifth anniversary of the Closing Date; (ii) the initial one-time grants of 200,000 and 100,000, respectively, shares of unrestricted stock (“Unrestricted Stock”); and (iii) annually thereafter, the grant of 200,000 and 100,000 shares of restricted stock (“Restricted Stock”) of the Company each year. The awards (i) will be subject to vesting on three equal installments on each of the first three anniversaries of the Closing Date, (ii) will be made pursuant to the terms and conditions of the Company’s 2023 Long-Term Incentive Plan (the “Plan”) and (iii) will be evidenced by an award agreement between the Company and the Executive, pursuant to the terms of the Plan.

The Employment Agreements generally provide for the right to receive or participate in all employee benefit programs and perquisites established from time to time by the Company on a basis that is no less favorable than such programs and perquisites are provided by the Company to the Company’s other senior executives.

The Employment Agreements further provide that if either executive is terminated for any reason, the executive shall receive the following: (i) Executive’s Base Salary through and including the effective date of termination; (ii) payment for accrued unused vacation time, subject to the Company’s then current vacation policy; (iii) payment of any vested benefit; (iv) payment of Executive’s discretionary bonus for the prior fiscal year, to the extent not yet paid as of the termination date; (v) payment of a prorated discretionary bonus based on the number of days employed during the fiscal year, which shall be paid within sixty (60) days of the end of the Fiscal Year; and (vi) payment for unreimbursed business expenses.

The Employment Agreements further provide that if either executive is terminated by the Company without Cause (as defined in the Employment Agreements), by the Company by notice of non-renewal, or by the executive for Good Reason (as defined in the Employment Agreements), in addition to the payments set forth above, and provided the executive execute a release in the form attached to the Employment Agreements, the executive will be entitled to receive severance benefits that consist of: (i) 12 months of base salary immediately prior to the termination date, in the form of salary continuation; and (ii) 12 months of health insurance benefits continuation, or the Company will pay or reimburse Executive for the portion of the COBRA premium that is equal to the insurance premium the Company would pay if the executive were then an active employee of the Company.

Each executive is also subject to confidentiality and assignment of intellectual property provisions and certain restrictive covenants, including non-disparagement and twelve months post-employment non-competition and non-solicitation of employees and customer provisions.

The foregoing descriptions of the Employment Agreements do not purport to be complete and are qualified in their entirety by reference to their complete texts, copies of which have been attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Unregistered Sales of Equity Securities.

(d) Exhibits

Exhibit	Description
10.1	Employment Agreement, dated as of February 10, 2025, between Solidion Technology, Inc. and Bor Jang
10.2	Employment Agreement, dated as of February 10, 2025, between Solidion Technology, Inc. and Songhai Chai
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2025

SOLIDION TECHNOLOGY, INC.

By:	/s/ Jaymes Winters
Name:	Jaymes Winters
Title:	Chief Executive Officer

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